EXHIBIT 99.1

ARESON & COMPANY

Certified Public Accountants

Hong Kong 4/F Galuxe Building, 8-10 On Lan Street, Central Hong Kong

Tel. (852) 2523 2167 Email:arc@

USA: 134 West 29th Street 4th Floor, New York, New York 1001 U.S.A.

Our Ref. 1-048/03

January 22, 2003

The Board of Directors

Asia Premier Television Group

3303 -5 Shui On Centre

6-8 Harcourt Road

Wanchai

Hong Kong

BY FAX AND REGISTERED MAIL

Dear Sirs,

This is in response to the Form 8-K, which was filed by Asia Premier Television Group (the "Company") on December 19, 2002, dismissing Areson & Company as the Company's independent public accountants.

In that Form 8-K, at the final paragraph under Item 4a, the Company states, as required by Item 304(a)(1)(iv)(A) of Regulation S-B that:

"There were no disagreements with the former accountant on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure."

Nature of our disagreement with the statements made in the Form 8-K

We do not concur with this statement for the reasons described below and, in accordance with Item 304(a)(3) of Regulation S-B, request that the Company file this letter as an exhibit to the Form 8-K filed by the Company on December 19, 2002:

1. We had previously discussed with your Chief Financial Officer, Mr. Roy Goss (the "CFO") that the Company's financial statements must be forwarded to us by the Company and reviewed by us prior to the inclusion of such financial statements in the 30 September, 2002, 10-QSB quarterly report, which was filed by the Company on November 14, 2002.

This requirement is expressly set forth at Item 310(b) of Regulation S-B and was not complied with, since no financial statements were provided to us and we did not, therefore, review any such statements prior to their filing on November 14, 2002.

2. We were unequivocal in our discussions with the Company's CFO, prior to our dismissal on December 19, 2002, that we did not agree with the accounting treatment that appeared in the Form 10-QSB regarding the sale of the Company to Asia East Investment Company Limited and Sun Media Group Holdings Limited. Specifically, we emphasized the following items:

a) the sale of the Company was concluded on October 22, 2002, and therefore should be reflected as a "Subsequent Event" footnote and should not be reported in the financial statements as at September 30, 2002; and

b) that an integral part of the agreement to sell the Company was the issuance of 50,853,000 shares to William A. Fisher, the President of the company, which has not been disclosed on the Form 10-QSB filed on November 14, 2002.

Thus, for the reasons set forth above, we do have a disagreement of the nature described at Item 304(a)(1)(iv)(A) of Regulation S-B, since we disagree with the Company on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. As a result of this disagreement, it is our professional opinion that the financial statements that appear in the Form 10-QSB, as filed with the SEC on November 14, 2002, are not prepared in accordance with U.S. generally accepted accounting principals, or G.A.A.P., and do not present fairly, in all material respects, the financial position of the Company as of September 30, 2002.

Had we been provided with and reviewed the Form 10-QSB report prior to its submission to the SEC and if the above matter had not been resolved to our satisfaction, we would have made reference to these disagreements in the Form 10-QSB for the quarter ended September 30, 2002, or in our annual audit.

Action requested

Given the difficulties surrounding the Company's providing us with disclosure regarding our dismissal that appear on the Form 8-K filed on December 19, 2002, but which should have been provided to us no later that the day of filing with the SEC in accordance with Item 304(a)(3) of Regulation S-B, and related notification difficulties, it has been impracticable for us to comply with the ten(10) business day requirement stipulated therein.

In view of the foregoing, we hereby request that the Company act in accordance with the provisions set forth at Item 304(a)(3) of Regulation S-B and file, within two (2) business days of receipt this letter of disagreement as an exhibit to the Form 8-K filed by the Company on December 19, 2002.

Yours faithfully,

ARESON & COMPANY

/s/ William H. Areson, Jr.

Certified Public Accountant

WHA/ss

c.c Mr. Rober K. Herdman

Chief Accountant

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549-1103

Fax Number (202) 942-9656